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Exhibit 10.14

AMENDMENT NO. 13
TO
REAL ESTATE PURCHASE AND SALE AGREEMENT

    THIS AMENDMENT NO. 13 TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Amendment") dated as of August 1, 2001, is made by and between Pope Resources, a Delaware limited partnership, its wholly owned subsidiary Olympic Property Group LLC, a Washington limited liability company, and its wholly owned subsidiaries Olympic Real Estate Development LLC, a Washington limited liability company, Olympic Real Estate Management, Inc., a Washington corporation, and Olympic Resorts LLC, a Washington limited liability company (collectively, "Seller"), and Port Ludlow Associates LLC, a Washington limited liability company ("Buyer"), regarding that certain Real Estate Purchase and Sale Agreement dated January 12, 2001, between HCV Pacific Partners LLC, a California limited liability company (whose interest subsequently was assigned to Buyer) and Seller, as amended by Amendment No. 1 dated February 8, 2001, Amendment No. 2 dated February 14, 2001, Amendment No. 3 dated February 27, 2001, Amendment No. 4 dated March 26, 2001, Amendment No. 5 dated May 15, 2001, Amendment No. 6 dated May 18, 2001, Amendment No. 7 dated May 25, 2001, Amendment No. 8 dated June 1, 2001, Amendment No. 9 dated June 13, 2001, Amendment No. 10 dated June 22, 2001, Amendment No. 11 dated July 11, 2001, and Amendment No. 12 dated July 24, 2001 (as amended, the "Agreement"), for the purchase and sale of certain property located in Jefferson County, Washington, described therein (the "Property").

    I.  EFFECT OF AMENDMENT.  This Amendment amends and modifies the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control. Except as contained within the Agreement and this Amendment, there are no other agreements or understandings between Buyer and Seller relating to the Property. Capitalized terms not otherwise defined herein shall have the meanings given them under the Agreement.

    II.  SCHEDULES.  The schedules to the Agreement attached hereto, all of which are described below, are hereby adopted and approved.

    III.  INDEMNITY.  Pope Resources shall defend, indemnify, and hold Buyer harmless from any breach of the warranties given by Pope Resources under the Assignment of DNR Lease.

    IV.  PURCHASE PRICE.  Section 2.1 of the Agreement is amended to provide as follows:

      2.1 Purchase Price.  The purchase price for the Property (the "Purchase Price") shall be Seventeen Million Three Hundred Fifty Thousand Dollars (US$17,350,000.00) (which amount does not include the additional purchase price of US$2,140,056.00 for the shares of Olympic Water and Sewer, Inc., under the OWSI Stock Purchase Agreement), subject to adjustments as provided for under Section 2.2. The Purchase Price is allocated between the Real Property and Personal Property as set forth in Schedule 2.1. The Purchase Price shall be paid by Buyer to Seller as described in Section 2.5.

    V.  MPR PLATTED LOT ADJUSTMENTS.  Section 2.2.5 of the Agreement is amended to provide as follows:

      2.2.5 MPR Plated Lot Adjustments.  The Purchase Price shall be increased or decreased on the Closing Date in the amount of increases and decreases in the cost basis of the MPR Platted Lots between September 1, 2000, and the Closing Date based on additions and improvements to and closed sales of the MPR Platted Lot ("MPR Platted Lot Adjustments"); provided, that for the purpose of adjusting the Purchase Price on the Closing Date, the cost basis of the MPR Platted Lots as of the Closing Date (after taking into account MPR Platted Lot Adjustments between September 1, 2000, and the Closing Date) shall be decreased by One Million Dollars (US$1,000,000.00) so as to result in a US$1,000,000.00 reduction in the Purchase Price. The parties acknowledge that Eight

      Million Seven Hundred Twenty-Four Thousand Dollars (US$8,724,000.00) is the cost basis allocated to the MPR Platted Lots as of September 1, 2000, and that the approved MPR Platted Lot Adjustments between September 1, 2000, and March 31, 2001, are in the amount of (US$554,796.00).

    VI.  SUMMARY OF PURCHASE PRICE ADJUSTMENTS THROUGH MARCH 31, 2001.  Section 2.2.6 of the Agreement is amended to provide as follows:

      2.2.6 Summary of Purchase Price Adjustments Through March 31, 2001.  Based on the Qualified Adjustments, Equipment Adjustments, and MPR Platted Lot Adjustments, the Purchase Price shall be reduced by the sum of US$198,841.00 to an adjusted Purchase Price of Seventeen Million One Hundred Fifty-one Thousand One Hundred Fifty-nine Dollars (US$17,151,159.00) (which amount does not include the additional purchase price of US$2,140,056.00 for the shares of Olympic Water and Sewer, Inc., under the OWSI Stock Purchase Agreement, and Inventory Adjustments) as of March 31, 2001. The Purchase Price shall be further adjusted on the Closing Date based on Qualified Adjustments, Equipment Adjustments, and MPR Platted Lot Adjustments (including the US$1,000,000.00 reduction described at Section 2.2.5) after March 31, 2001, and Inventory Adjustments after September 1, 2000.

    VII.  PAYMENT OF PURCHASE PRICE.  Clause (a) of Section 2.5 of the Agreement is amended to provide as follows:

      (a) Seller's cost basis relating to the MRP Platted Lots as of the Closing Date, which amount is US$8,169,204.00 as of March 31, 2001, but shall be subject to adjustment on the Closing Date as provided under Section 2.2.5 for MPR Platted Lot Adjustments between March 31, 2001, and the Closing Date, and the US$1,000,000.00 reduction on the Closing Date in accordance with Section 2.2.5, plus

    VIII.  CLOSING DATE.  Section 7.1 of the Agreement is amended to provide as follows:

      The Closing hereunder (the "Closing" or the "Closing Date") shall be held at the offices of Transnation Title Insurance Company, Seattle, Washington, as soon as practicable, with both parties acting with diligence, after all of the following events have occurred (none of which shall be a condition precedent to the obligation of either party to perform their obligations under the Agreement except to the extent expressly provided otherwise under the Agreement): (a) Buyer and Seller have obtained all governmental and third-party consents required under the DNR Lease, the Contracts, and all applicable laws, regulations, and ordinances, (b) Buyer has obtained new temporary retail liquor licenses under applicable statutes to permit the sale of liquor at the Harbormaster Restaurant, Heron Beach Inn, Port Ludlow Marina, and Port Ludlow Golf Course after Closing, and (c) all remaining conditions precedent to Closing (other than those to be satisfied by the delivery of documents at Closing) have been satisfied or waived; provided, however, that the Closing Date shall not be postponed beyond August 23, 2001, except upon the prior written approval of Buyer and Seller.

    IX.  DNR ESTOPPEL LETTER.  Schedule 5.6-2 and the final sentence of Section 5.6 of the Agreement are hereby deleted in their entirety.

    X.  SELLER'S UPDATED PAYMENT CERTIFICATION.  Seller represents and warrants to Buyer that Seller has paid all contractors, material providers, and any other persons or parties performing work or supplying construction materials for work on any part of the Real Property for all work performed and materials supplied through June 30, 2001, if such payment was due on or before July 31, 2001. Nothing herein is intended to limit or impair the rights and obligations of the parties with respect to prorations and post-closing adjustments under the Agreement.

    XI.  LIMITED RIGHT OF ASSIGNMENT. Anything in Section 16.12 of the Agreement to the contrary notwithstanding, Seller's obligations to Buyer under Section 11.2.2 of the Agreement may be assigned by Buyer (subject to Section 11.3 and any other limitations applicable to such obligations within the Agreement) to any lender to whom Buyer grants a security interest in all or any portion of the Real Property (a "Lender Indemnitee") and by any Lender Indemnitee or its successors to any person or entity who acquires ownership of such portion following the Lender Indemnitee's foreclosure or deed in lieu of foreclosure of its security interest (a "Lender's Successor Indemnitee"), provided, however, that Seller's obligations to any Lender's Successor Indemnitee under Section 11.2.2 of the Agreement shall apply and be enforced against Seller only if within eight (8) years after the Closing Date (a) the liability or loss is asserted against or incurred by Lender's Successor Indemnitee, and (b) Lender's Successor Indemnitee commences litigation against Seller regarding such liability or loss. The assignment described in this section shall occur automatically upon the acquisition of any portion of the Real Property by a Lender Indemnitee by foreclosure or by deed in lieu of foreclosure, and upon the conveyance by such Lender Indemnitee or its successors of ownership of any portion of the Real Property to any Lender's Successor Indemnitee, and Seller shall not be liable based on any assignment under this section unless a Lender Indemnitee shall have either foreclosed the security interest given by Buyer in any portion of the Real Property or obtained from Buyer a deed in lieu of foreclosure.

    XII.  SELLER'S JOINT OBLIGATIONS.  All obligations of Seller set forth in the Agreement and in any document or instrument delivered pursuant to the Agreement are joint and several. It is understood that this does not apply with respect to the OWSI Stock Purchase Agreement or any document or instrument delivered pursuant to that agreement.

    Except as expressly amended by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

BUYER:	PORT LUDLOW ASSOCIATES LLC, a Washington limited liability company
By West Coast Northwest Pacific Partners LLC, a Washington limited liability company, its manager
	By:	/s/ TROY D. CROSBY
	Print Name:	Troy D. Crosby
	Its:	Chief Financial Officer
	Date:	8/1/01
SELLER:	POPE RESOURCES L.P., a Delaware limited partnership, by POPE MGP, Inc., a Delaware corporation, its managing general partner
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	V.P. Real Estate
	Date:	8/1/01
OLYMPIC PROPERTY GROUP LLC, a Washington limited liability company
	By:	/s/ GREGORY M. MCCARRY
	Print Name:	Gregory M. McCarry
	Its:	C.O.O.
	Date:	8/1/01

OLYMPIC REAL ESTATE DEVELOPMENT LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	C.O.O.
Date:	8/1/01
OLYMPIC REAL ESTATE MANAGEMENT, INC., a Washington corporation
By:	/s/ TOM GRIFFIN
Print Name:	Tom Griffin
Its:	Vice President
Date:	8/1/01
OLYMPIC RESORTS LLC, a Washington limited liability company
By:	/s/ GREGORY M. MCCARRY
Print Name:	Gregory M. McCarry
Its:	C.O.O.
Date:	8/1/01

SCHEDULES:
1.1.1(a)(i)	Description of Heron Beach Inn
1.1.1(a)(ii)	Description of Marina
1.1.1(a)(iii)	Description of Golf Course
1.1.1(a)(iv)	Description of Village Center
1.1.1(a)(v)	Description of RV Park
1.1.1(a)(vi)	Description of Harbormaster Restaurant
1.1.1(a)(vii)	Description of Conference Center
1.1.1(a)(viii)	Description of Miscellaneous MPR Operating Properties
1.1.1(a)(ix)	Description of Sales Office
1.1.1(b)(i)	Description of MPR Platted Lots
1.1.1(b)(ii)	Description of MPR Unplatted Parcels
1.1.1(b)(iii)	Description of MPR Outparcels
1.2	Appurtenances
1.3	Tenant Leases
1.4	Equipment and Inventory
1.5	Contracts
1.6	Intellectual Property
1.7	DNR Lease
2.1	Allocation of Purchase Price
2.5(a)	Form of Note
2.5(b)	Form of Deed of Trust
2.5(c)	Release Prices
2.5(d)	Form of Subordination Agreement
3.1	Buyer's Title and Survey Objections
3.4	Form of MPR Deed
3.5	Form of Assignment of DNR Lease
3.6	Form of Assignment of Tenant Leases
3.7	Form of Assignment of Contracts
3.9	Form of Assignment of Intellectual Property
5.6-1	Form of Tenant Estoppel Letter
6.2	Minimum MPR Platted Lot Sale Prices
7.2(c)	Form of FIRPTA Affidavit
7.2(d)-1	Form of Consulting Services Agreement
7.2(d)-2	Form of Warranty Services Agreement
7.2(d)-3	Form of Business Services Agreement
7.2(h)	Form of Easements Over Adjoining Lands
7.2(i)	Form of Bio-solids Disposal Agreement
7.5.3	Current Use and Forest Land
7.10	Bonds
8.1.1(b)	Pending and Threatened Litigation
8.1.1(c)	Compliance with Laws and Permits; Permits and Licenses Requiring Third Party Consent to Assignment
8.1.1(e)-1	Material Property Defects
8.1.1(f)	Potential Local Improvement Districts
8.1.1(g)	Contracts and Leases Requiring Third Party Consent to Assignment
8.1.1(i)	Hazardous Substances Reports
8.1.1(k)	Union Contracts, Labor Agreements, and Employee Benefit Plans
8.1.2(c)	Golf Course Management and Membership Rights
8.1.2(d)	Golf Course Water Rights
14(a)	Seller's Post-Closing Community Obligations
14(b)	Buyer's Post-Closing Community Obligations

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  Exhibit 10.14
AMENDMENT NO. 13 TO REAL ESTATE PURCHASE AND SALE AGREEMENT